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Creating Compelling Value for Shareholders Across All Market Conditions January 3, 2019

2 Table of Contents Section Page Transaction Overview & Highlights 5 Creating a Premier Offshore Service Provider 6 Combined Company Poised to Succeed in Any Operating Environment 14 Transaction Benefits Resonate with the Street 22 Rowan’s Comprehensive Strategic Alternatives Process 26 Appendix 32

3 London, England England 6,500 $ 2,540 $ 6,867 Forward - Looking Statements Statements included in this document regarding the proposed transaction between Ensco plc (“Ensco”) and Rowan Companies plc ( “Ro wan”), including benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effec ts of the transaction, financial performance, accretion to cash flows, revenue growth, credit ratings or other attributes of Ensco plc following the completion of the tran sac tion and other statements that are not historical facts, are forward - looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as am ended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)). Forward - looking statements include words or phrases such as "anticipate," "believe," “contemplate,” "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. These statements invol ve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security hol ders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any fina nci ng and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10 - K for the year ended December 31, 2017 and their respectiv e other filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materi all y from those forecasted or expected. All information in this document is as of today. Except as required by law, both Ensco and Rowan disclaim any intention or oblig ati on to update publicly or revise such statements, whether as a result of new information, future events or otherwise. Additional Information and Where to Find it In connection with the proposed transaction, Ensco and Rowan have filed a joint proxy statement on Schedule 14A with the SEC. E nsco and Rowan intend that the proposed transaction will be implemented by means of a court - sanctioned scheme of arrangement between Rowan and Rowan’s shareholders unde r the UK Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require r egi stration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines, with Rowan’s conse nt, to structure the transaction as an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, Ensco will file a registra tio n statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ENS CO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH INCLUDES AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROW AN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMEND MEN TS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PA RTI ES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement has been and any registration sta tement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings. Investors a nd security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensc o a nd Rowan with the SEC from the SEC's website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of th e joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Inv est or Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713 - 789 - 1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, S uite 5450, Houston, Texas 77056, telephone 713 - 621 - 7800. Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www. row an.com/investor - relations

4 London, England England 6,500 $ 2,540 $ 6,867 Participants in the Solicitation Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to b e p articipants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in the joi nt proxy statement filed by Ensco and Rowan with the SEC on December 11, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC . Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies ' s ecurity holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC. No Offer or Solicitation This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or bu y or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall t her e be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or for eign commerce, or any facility of a national securities exchange, of any such jurisdiction. Service of Process Ensco and Rowan are incorporated under the laws of England and Wales. In addition, some of their respective officers and dir ect ors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside the United States. Therefore, investor s m ay have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on j udg ments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to s ue Ensco, Rowan or their respective officers or directors in a non - U.S. court for violations of the U.S. securities laws.

5 Transaction Overview & Highlights Transaction creates premier offshore service provider • Increases highest - specification ultra - deepwater drillship scale and creates largest jack - up company • Significant fleet size, broad geographic presence and diverse customer base: 82 rigs; six continents; 35+ customers • Well positioned to meet customer demand in the most challenging shallow - water environments Combination drives long - term shareholder value creation • Accretive to cash flow per share in first full year after closing • Total run - rate expense synergies estimated at $150 million annually for the combined company • Efficiencies will drive cost savings, which are critical in a downturn and provide greater upside as industry recovers Combined Company poised to perform better regardless of environment • Enhanced scale, efficiency and resiliency • Liquidity of ~$3.7 billion, including ~$1.7 billion of cash and short - term investments (as of September 30, 2018) • Credit profile to benefit from increased scale, greater backlog of ~$2.6 billion (as of September 30, 2018), and enhanced diversification across regions, customers, rig types and operational expertise Rowan conducted an exhaustive, multi - year review of alternatives and determined that the agreement with Ensco maximizes value for shareholders

Creating a Premier Offshore Service Provider

Competitive Combined Assets Create New Industry Bellwether

SAFE. RELIABLE. EFFICIENT.


Floater Fleets
Rigs
% 6th Generation+
Transocean[1]
56
70%
Pro Forma Combined
11
4
10
3
28
89%
Seadrill[2]
28
89%
Ensco
7
4
10
3
24
88%
Diamond
17
41%
Noble[3]
11
82%
Maersk
8
88%
Pacific
7
100%
Rowan
4
4
100%
Highest-Spec[4]
6th Gen Moored/HE
6th+ Gen DP Only
Other


Jack-up Fleets
Rigs
UHE or Modern
Pro Forma Combined
7
9
22
16
54
38
Shelf
38
6
COSL
37
27
Ensco
6
16
13
35
22
Borr
35
30
Rowan[5]
7
3
6
3
19
16
Seadrill[2]
19
18
Maersk
15
13
Noble[3]
13
11
Ultra HE[6]
Modern HE[7]
Modern Benign[8]
Other

Source: IHS Markit RigPoint as of September 2018; Ensco and Rowan analysis

[1] Transocean is shown pro forma for Ocean Rig acquisition
[2] Seadrill includes Sevan Drilling and NADL; excludes newbuilds with no recourse to parent company; reflects 50% ownership of SeaMex
[3] Noble reflects 50% ownership in Shell JV rigs (Bully I and Bully II); pro forma for purchased PaxOcean jack-up
[4] Drillships delivered in 2013 or later, equipped with dual BOP and 2.5mm lbs. hookload derricks

[5] Rowan jack-up count excludes 7 rigs contributed to ARO Drilling and 2 rigs expected to be retired
[6] Includes jack-ups with the following rig designs: GustoMSC CJ70, Le Tourneau Super Gorilla Class and KFELS N Class
[7] Other jack-ups classified as harsh environment and North Sea capable < 20 years of age
[8] Jack-ups not classified as harsh environment and North Sea capable < 20 years of age

7

8 Significant Fleet Size, Broad Geographic Presence & Diverse Customer Base 1 1 1 U.S. Gulf 1 x Increases each company’s presence in key offshore regions x Ensco gains exposure to the ARO Drilling joint venture and ultra - harsh environment jack - ups, along with a presence in Norway x Rowan gains critical mass in deepwater operations, access to Ensco’s strong relationships with large deepwater customers and wider geographic footprint, including presence in Brazil, West Africa, Southeast Asia and Australia 82 Rigs | Six Continents | 35+ Customers 4 2 6 4 1 2 Brazil 1 Mediterranean 1 Africa 1 3 Asia Pacific 7 1 4 Middle East 2 Under Construction 2 11 9 Ensco Rigs Rowan Rigs 1 2 Other LatAm 3 1 Other Europe 9 2 4 Norway 2 1 2 7 ARO Drilling Rigs 1 Source: Company Filings 1 Excludes one Rowan jack - up that is expected to be retired and two rigs managed by Ensco on behalf of a customer 2 Includes nine Rowan jack - up rigs leased to ARO Drilling and seven rigs owned by ARO Drilling 1

9 Greater Scale for Highest - Specification Ultra - Deepwater Drillships ENSCO DS-7 ENSCO DS-9 ENSCO DS-10 ENSCO DS-11 ENSCO DS-12 ENSCO DS-13 ENSCO DS-14 Rowan Renaissance Rowan Resolute Rowan Reliance Rowan Relentless Contracted Options Under Construction Available 12 11 7 4 4 4 4 3 6 Transocean Pro Forma Combined Ensco Diamond Noble Rowan Seadrill Pacific All Other Drillship Utilization – Delivered Rigs 3 Contract Status – Highest - Spec Drillships 2019 2020 2021 Highest - Specification Drillships 1 Source: IHS Markit RigPoint as of December 2018 1 Drillships delivered in 2013 or later, equipped with dual BOP and 2.5mm lbs. hookload derricks 2 Assumes no newbuilds delivered before year - end 2019 3 Utilization excludes 10 highest - spec and 18 other newbuilds 3 1 3 3 0 3 6 2 # of Rigs with 2H19 Availability 2 1 40% 60% 80% 100% Jan 16 Jul 16 Jan 17 Jul 17 Jan 18 Jul 18 Highest - Spec Drillships 1 Other Drillships

10 Well - Positioned in Harsh Environment Jack - up Applications 40% 60% 80% 100% Jan 16 Jul 16 Jan 17 Jul 17 Jan 18 Jul 18 Source: IHS Markit RigPoint as of December 2018 1 Rowan jack - up count excludes rigs contributed to ARO Drilling 2 Seadrill includes NADL and reflects 50% ownership of SeaMex, excludes newbuilds with no recourse to parent company 3 Excludes o ne ultra - harsh environment jack - up rig currently in the shipyard; Includes jack - ups with the following rig designs: GustoMSC CJ7 0, Le Tourneau Super Gorilla Class and KFELS N Class Jack - up Utilization – Delivered Rigs 2019 2020 2021 Other 6 Ultra - Harsh/ Modern Harsh 3,4 Modern Benign 5 Ultra - Harsh & Modern Harsh Environment Jack - ups # of Rigs with 1H19 Availability 3 2 2 0 4 1 1 0 0 7 6 7 1 2 2 9 5 3 9 6 6 4 2 16 11 10 10 6 6 4 4 2 Pro Forma Combined Maersk Rowan Noble Borr Ensco COSL Seadrill KCA Deutag Ultra HE Modern HE 1 2 4 Other jack - ups classified as harsh environment and North Sea capable < 20 years of age 5 Jack - ups not classified as harsh environment and North Sea capable < 20 years of age 6 All jack - ups > 20 years of age 3 4 Rowan Mississippi Rowan Ralph Coffman Rowan Joe Douglas Rowan Gorilla V Rowan Gorilla VI Rowan Gorilla VII Rowan Viking Rowan Stavanger Rowan Norway Bob Palmer ENSCO 101 ENSCO 102 ENSCO 120 ENSCO 121 ENSCO 122 ENSCO 123 Contracted Options Under Construction Available Contract Status – Ultra - Harsh & Modern Harsh Environment Jack - ups

11 Strong & Experienced Leadership of the Combined Company Carl Trowell Executive Chairman Dr . Trowell joined Ensco in June 2014 as Chief Executive Officer and President . Dr . Trowell previously served as President of Schlumberger Integrated Project Management (IPM) and Schlumberger Production Management (SPM) businesses that provide complex oil and gas project solutions ranging from field management, well construction, production and intervention services to well abandonment and rig management . He was promoted to this role after serving as President - Schlumberger WesternGeco Ltd . where he managed more than 6 , 500 employees with operations in 55 countries . Dr . Trowell began his professional career as a petroleum engineer with Shell before joining Schlumberger where he held a variety of international management positions including Geomarket Manager for North Sea operations and Global Vice President of Marketing and Sales . Dr . Trowell is on the advisory board of Energy Ventures, a venture capital company investing in oil and gas technology and became a non - executive director on the board of Ophir Energy plc in August 2016 . Tom Burke President and Chief Executive Officer Dr . Burke was appointed Chief Executive Officer and elected a director of Rowan Companies in April 2014 . Dr . Burke was instrumental in securing a joint venture partnership with Aramco (ARO Drilling) and has served as a director on the ARO Drilling Board since inception . Prior to his appointment as Chief Executive Officer, he served as Chief Operating Officer beginning in July 2011 and was appointed President in March 2013 . Dr . Burke first joined the Company in December 2009 , serving as Chief Executive Officer and President of LeTourneau Technologies until the sale of LeTourneau in June 2011 . Prior to that he worked at Complete Production Services, Schlumberger and McKinsey & Company . Jonathan Baksht Senior Vice President and Chief Financial Officer Jonathan Baksht joined Ensco in 2013 and was appointed to his current position of Senior Vice President – Chief Financial Officer in November 2015 . Prior to his current position, Mr . Baksht served as Vice President – Finance and Vice President — Treasurer . Prior to joining Ensco, Mr . Baksht served as Senior Vice President – Investment Banking with Goldman Sachs & Co . Prior to joining Goldman Sachs in 2006 , he consulted on strategic initiatives for energy clients at Andersen Consulting . Mr . Baksht holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Science in Electrical Engineering from the University of Texas at Austin . Balanced Governance through Combined Board of Directors Rowan Ensco Board of Directors Carl Trowell Tom Burke Executive Leadership Retained from Rowan and Ensco

Name Position Current / Previous Experience Carl Trowell Executive Chairman • Previously President of Schlumberger Integrated Project Management and Schlumberger Production Management businesses that provide complex oil and gas project solutions ranging from field management, well construction, production and intervention services to well abandonment and rig management Tom Burke President & CEO • Appointed Chief Executive Officer and elected a director of Rowan Companies in April 2014. Dr. Burke was instrumental in securing a joint venture partnership with Aramco. He served as Chief Operating Officer beginning in July 2011 and was appointed President in March 2013 William Albrecht Independent Director • Chairman of Rowan Companies plc • Non - Executive Chairman of California Resources Corporation J. Roderick Clark Independent Director • Previously President & COO of Baker Hughes, Inc. Before becoming President & COO, he served as Vice President, Marketing & Technology Mary E. Francis Independent Director • Former senior civil servant in the British Treasury and the Prime Minister’s office • Serves on the Board of Directors of Barclays plc and Barclays Bank plc 12 Ensco Rowan Board of Directors

Name Position Current / Previous Experience C. Christopher Gaut Independent Director • Chairman & CEO of Forum Energy Technologies, Inc. • Previously, Managing Director of SCF Partners, a private equity firm that engages in investment and acquisition of energy service companies • Previously Executive Vice President & CFO of Halliburton Suzanne P. Nimocks Independent Director • Formerly a director (senior partner) with McKinsey & Company Thierry Pilenko Independent Director • Executive Chairman of TechnipFMC • Formerly Chairman and Chief Executive Officer of Technip Keith O. Rattie Independent Director • Previously President & CEO of Questar Corporation, a natural gas focused energy company • Previously Vice President and Senior Vice President of Coastal Corporation, a diversified energy company Paul E. Rowsey, III Independent Director • Chairman of Ensco plc • Former President & CEO of Compatriot Capital, Inc., a real estate investment and operating company • Previously Founder and Managing Partner of E2M Partners, LLC, a sponsor and manager of private real estate equity funds Charles L. Szews Independent Director • Formerly Chief Executive Officer of Oshkosh Corporation 13 Ensco Rowan Board of Directors (Cont’d)

Combined Company Poised to Succeed in Any Operating Environment

Significant Cost Synergy Potential in Today's Markets

SAFE. RELIABLE. EFFICIENT.

- Cost synergies account for a substantial portion of near-term EBITDA, improving financial performance in all markets
- $1 billion of capitalized value creation from anticipated cost synergies ($75mm expected within one year of closing and $150mm thereafter)[1]
- This analysis does not include the potential benefits of synergies on capital expenditures

Pro Forma EBITDA ($mm)



RDC
ESV
Synergies
Synergies increase EBITDA by ~33% in 2019 and 2020
$ 293
26 %
67 %
7 %
$ 598
25 %
41 %
34 %
2019
2020

Cost Synergies Become More Meaningful in a Downturn

Synergies as a % of Pro Forma EBITDA	2019E	2020E
EBITDA as Forecasted	26 %	25 %
10% Reduction in EBITDA[2]	28	27
20% Reduction in EBITDA[2]	30	30

Source: Combined company financial forecasts prepared by management of Rowan included in the joint proxy statement (see "The Transaction—Certain Unaudited Financial Forecasts Prepared by the Management of Rowan" beginning on page 118 of the joint proxy statement). Please read the joint proxy statement for important cautionary statements and risk factors regarding forecasts. The financial forecasts in the joint proxy statement were prepared for internal planning purposes and in connection with entering into the proposed transaction and have not been updated since the time they were prepared.

Note: Analysis takes into account pre-tax synergies of $75 million within one year of closing and $150 million thereafter.

[1] Assumes $150 million of synergies capitalized at an illustrative 11% discount rate; inclusive of taxes, transaction costs, and expenses.

[2] Percent reduction applied to pro forma EBITDA excluding synergies of $218 million in 2019 and $448 million in 2020.

15

16% 36 % Initial Uplift¹ Current Uplift Relative Synergy Value Doubled In Recent Market Volatility Source: Public disclosure; current market data as of December 31, 2018 Note: Synergies as a percentage of equity capitalization calculated as: (Rowan’s implied 39.5% share of synergies per Rowan s har e) / (Rowan share price). ¹ Based on Rowan’s last share price prior to announcement of transaction. Synergies as a Percentage of Rowan Equity Capitalization >120% increase in relative synergy value The scale, diversification and synergies provided by the transaction are even more compelling in the current market environment 16

Enhanced Protection in the Event of a Lower-for-Longer Oil Price Environment

SAFE. RELIABLE. EFFICIENT.

- Backlog of combined company provides downside protection
- Combination dramatically increases Rowan's $500 million backlog to $2.6 billion for the combined company
- Relative increase in backlog beneficial in a challenging market; higher debt coverage over next five years
- Rowan shareholders benefit from backlog exposure extending into 2023

Pro Forma Backlog Over 5x Greater than RDC Standalone



Pro Forma Backlog of ~$2.6 billion
Rowan Backlog of ~$500 million

Backlog / Debt Due Next 5 Years



2.4 x
0.6 x
Rowan
Pro Forma

Source: Public disclosure, Bloomberg; backlog as of September 30, 2018

17

$ 630 $ 123 $ 114 $ 1,805 $ 669 $ 1,000 $ 150 $ 300 $ 1,001 $ 1,032 $ 201 $ 621 $ 398 $ 500 $ 400 $ 400 $ 2,000 Liquidity 2019 2020 2021 2022 2023 2024 2025 2026 2027 2040 2042 2044 18 Strong Pro Forma Liquidity Provides Financial Flexibility ($ in millions) Available Revolver 1,2 Cash & ST Inv. $1.1 billion of maturities 1 through 2023 Pro Forma Balance Sheet Highlights 1 ▪ $3.7 billion of total liquidity including $1.7 billion of cash and short - term investments ▪ $2.6 billion of contracted backlog ▪ Fully unencumbered fleet; no secured debt in capital structure Includes $850 million of convertible debt Rowan Ensco Source: Public disclosure, Bloomberg 1 Liquidity, balance sheet items, revolver availability and backlog as of September 30, 2018. 2 Ensco’s revolving credit facility is expected to remain for the pro forma company, which has borrowing capacity of $2.0 billi on through September 2019, declining to $1.3 billion through September 2020 and to $1.2 billion through September 2022. $ 3,662 $ 2,203 $ 1,169 $ 1,401

Increasing Near-Term Debt Coverage

SAFE. RELIABLE. EFFICIENT.

Pro forma entity provides greater near-term debt coverage without materially affecting Rowan's maturity profile

Liquidity Overview ($Bn)


Liquidity / Debt Due Next 5 Years:
3.5x
5.4x
Liquidity ex. UFCF / Debt Due Next 5 Years :
2.9x
3.7x
Cash
Revolver
Cumulative Unlevered FCF through 2022[1]
$ 2.8
$ 0.4
$ 1.3
$ 1.1
$ 5.7
$ 1.9
$ 2.0
$ 1.9
Rowan
Pro Forma

Debt Due Next 5 Years: $ 0.8 $ 1.1

Unlevered FCF / Debt Due Next 5 Years


0.5 x
1.8 x
Rowan
Pro Forma

Weighted Average Years to Maturity


10.8
10.7
Rowan
Pro Forma

Source: Combined company financial forecasts prepared by management of Rowan included in the joint proxy statement (see "The Transaction—Certain Unaudited Financial Forecasts Prepared by the Management of Rowan" beginning on page 118 of the joint proxy statement). Please read the joint proxy statement for important cautionary statements and risk factors regarding forecasts. The financial forecasts in the joint proxy statement were prepared for internal planning purposes and in connection with entering into the proposed transaction and have not been updated since the time they were prepared. Bloomberg; liquidity as of June 30, 2018

[1] Represents cumulative unlevered free cash flow from 2H 2018 through 2022.

19

• Standard & Poor’s (S&P) has affirmed our ratings and placed Ensco on credit watch with positive implications, indicating their ratings may be raised one notch at closing • Moody’s Investor Service also affirmed our ratings and upgraded their outlook to developing, indicating we are unlikely to be downgraded at closing • Additionally, Moody’s stated that Rowan’s bonds could be equalized with Ensco’s if they had a similar guarantee structure in the combined entity Our Announced Merger with Ensco has Been Well Received by Both Rating Agencies 20 S&P Pre - Announcement Post - Announcement Pre - Announcement Post - Announcement RDC B / Neg B / Neg (1) B - B - ESV B - / Neg B - / Pos B B / Pos Moody's RDC B3 / Neg B3 / Developing (2) Caa1 Caa1 ESV B2 / Neg Review for Downgrade B3 Review for Downgrade Corporate Rating Bond Rating

21 Combined Company Poised to Succeed in Any Operating Environment Combined company is well - positioned to capitalize on improving market conditions as industry recovers • Transaction offers significant value to Rowan shareholders • Strategically positioned for offshore recovery through broad geographic footprint and diverse customer base, including unique partnership with the world’s largest customer for jack - up rigs • High - quality assets enable combined entity to thrive A combination with Ensco is even more compelling in a down market with more than a 120% increase in relative synergy value • Pro forma backlog of the combined entity will enhance protection in down market • Higher debt coverage over next five years Strong liquidity and flexible capital structure enhances ability to navigate through multiple industry cycles and generate shareholder value • Synergies account for substantial portion of near - term EBITDA, protecting financial performance in various markets • $3.7 billion of total liquidity including $1.7 billion of cash and short - term investments • $2.6 billion of contracted backlog • No secured debt in capital structure Note: Liquidity, cash & short - term investments and backlog as of September 30, 2018.

Transaction Benefits Resonate with the Street

23 Share Price Significantly Outperformed Post Announcement ▪ Rowan outperformed peers by 17% one month post announcement ▪ More recently, the stock has exhibited increased volatility from: – Uncertainty from recent shareholder activity – General market sell off and oil price decline Source: Bloomberg, Capital IQ ¹ Relative performance vs. peer median including DO, NE, RIG. 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 22% 5-Oct-18 15-Oct-18 25-Oct-18 4-Nov-18 Relative Performance¹ RDC | 17 % RDC Performance Since Announcement RDC (12)% DO (28) NE (30) RIG (19) RDC Performance Relative to Peers: 17% Brent Performance Since Announcement 05-Oct-2018 $84.16 06-Nov-2018 73.17 % Change (13)% 5 - Nov - 18

Sell-Side Analysts Agree with Strategic Rationale…

SAFE. RELIABLE. EFFICIENT.

A logical, compelling, value-enhancing transaction…

"Hard to Do the Right Thing. CEOs know their companies… Each has a myriad of reasons why consolidation is needed, but not by their company… But if the industry can sublimate egos for a period of time and understand the longer-term benefits, the sector can emerge over the next few years as investible to a much wider range of potential owners than is possible today. The ESV-RDC combination in an all-stock deal, a true merger of equals with no inherent premium…could be the general prototype for the effort. "

Credit Suisse – November 28, 2018

"[T]he inclusion into Ensco's global fleet should immediately improve [Rowan's] competitiveness and profitability."

Evercore ISI – October 8, 2018

"RDC's best in class drillships just became more marketable inside of ESV. This should speed up putting and keeping RDC's drillships working."

BTIG – October 8, 2018

"ESV provides RDC with greater scale and diversification, in terms of (1) asset class (i.e., larger deepwater operations), (2) customer base, and (3) geography…Solving for greater mass is key for RDC as the offshore industry begins to gain momentum, as the company's presence had become rather small when excluding ARO Drilling."

B. Riley – October 8, 2018

"This deal creates a combined company with incremental value in our view given expansive, top tier jackup footprint (leverage in Middle East market), improved floater fleet with 4 UDW high-spec assets from RDC which should have improved marketing in a diverse fleet."

Johnson Rice – October 8, 2018

Note: Permission to use quotations neither sought nor obtained

24

...As Well as Synergies and Combined Financial Strength

SAFE. RELIABLE. EFFICIENT.

Substantial synergies are achievable and will deliver significant upside...

"[W]e are on record as favoring this combination from the outset. Furthermore, we believe that the extreme compression in sector valuations that has unfolded since the deal launched has only served to amplify both the consolidation imperative confronting the offshore drilling industry, as well as the economic impact and urgency of this specific merger's targeted (and we think highly attainable, if not beatable) $150M annualized synergies...a repudiation of a merger as straightforward and synergistic as this one (e.g. 5x multiple on $150M synergies = $750M = 28% of newco market cap!!) would strike us as borderline nihilistic."

Piper Jaffray – December 27, 2018

"[T]argeting $150M in highly visible synergies...[t]he value appears easily achievable to us. SG&A is approximately $100m at each company, and we expect that this can be nearly halved..."

Société Générale – October 8, 2018

"This deal creates a combined company with...expected cost synergies of ~$150mm/yr driving cash flow per share accretion after 1H19 closing in '20. Liquidity also remains impressive on a pro-forma basis."

Johnson Rice – October 8, 2018

Valuation is fair and transaction addresses market needs...

"We had three requirements for any deal: 1) liquidity enhancing/delevering (no premium), 2) high-spec assets, and 3) material cost synergies; this deal checks all of the boxes. We consider the deal as very positive, with no negatives that we can see."

Credit Suisse – October 8, 2018

"At-market deal makes perfect sense....We think concerns on this front are missing the forest for the trees. Most costs for offshore drillers are at the rig level/offshore so any cash consideration or premium would dilute the estimated ~$1B in capitalized benefit from the expected $150MM in annual cost savings."

"[A]bsent these types of large consolidating transactions, we see no path to sustained profitability and/or earning cost of capital or better returns for either company or the industry as a whole within the investable time horizon. Equity is the only way to full realize this benefit and pales in comparison to any short-term premium."

Seaport Global – October 8, 2018

25

Note: Permission to use quotations neither sought nor obtained

Rowan’s Comprehensive Strategic Alternatives Process

27 Overview of Transaction Evaluation and Process Conducted an exhaustive, multi - year review of alternatives with assistance of external financial and legal advisors • Engaged in strategic dialogue with 10 potentially interested parties • Reviewed various transaction structures and asset sales; internal restructurings; joint ventures and other business combinations Carefully considered various alternatives to address complex industry challenges • Board acted decisively to position Rowan for long - term growth and success despite current headwinds • No other alternative was sufficiently compelling until the Board began engagement with Ensco • Status quo would likely leave Rowan in a weaker position – lost opportunity to decrease cash burn rate through synergy capture, a challenged backlog and continued overhead of operating as a relatively small, publicly listed company Board determined that agreement with Ensco is vastly superior to any standalone plan and maximizes value for shareholders

Exhaustive, Multi-Year Review of Alternatives

SAFE. RELIABLE. EFFICIENT.

Party A	Two proposals were made to purchase Party A and proposals were made to buy assets from Party A; Party A decided to pursue other opportunities for the sale of their assets
Party B	Rowan entered into a confidentiality agreement with Party B to evaluate a potential combination, and ultimately submitted a formal bid for Party B; discussions were terminated given disagreement over significant issues
Party C	With board approval, Rowan explored a potential combination with Party C; ultimately, the board did not find Party C's proposed valuation compelling
Party D	Rowan met with principals of Party D and evaluated the opportunity of an acquisition; ultimately, management was unable to make a recommendation to the Rowan board to pursue the transaction
Party E	Rowan evaluated an opportunity to purchase Party E's jack-up fleet; however, decided to not make a formal bid on the assets given the parties' disparate price expectations
Party F	While the Rowan Board believed the logic of a combination with Party F was attractive, it decided to not actively pursue the opportunity due to the low level of contracted backlog and near-term debt maturities
Party G	Rowan and Party G signed a confidentiality agreement in order to initiate due diligence; the Board determined that concerns around Party G undercut the rationale of a transaction and instructed management to terminate discussions
Party H	Rowan conducted due diligence on Party H; Rowan discussed Party H's price expectation with Party H, after which Rowan determined that further diligence was not warranted given the difference in price expectations
Party I	Rowan discussed the possibility of acquiring jack-up assets from Party I; ultimately, it was management's opinion that the opportunity with Party I was considerably less attractive than a combination with Ensco
Party J	Party J stated that it would like to engage in a transaction with Rowan, however Rowan management and the Rowan board felt the combination was likely unattractive to Rowan shareholders


RDC Management Interaction
Q1 16
Q2 16
Q3 16
Q4 16
Q1 17
Q2 17
Q3 17
Q4 17
Q1 18
Q2 18
RDC Board Interaction

Source: Joint proxy statement for the transaction

28

Compelling Offer Exchange Ratio

SAFE. RELIABLE. EFFICIENT.



Rowan / Ensco Exchange Ratio | 01-Jan-2015 to Offer
3.25 x
3.00 x
2.75 x
2.50 x
2.25 x
2.00 x
1.75 x
1.50 x
1.25 x
1.00 x
0.75 x
0.50 x
0.25 x
0.00 x
Jan-15
Sep-15
Jun-16
Mar-17
Dec-17
Sep-18
Offer Exchange Ratio
Offer | 2.215 x
Implied RDC Ownership | 39.5 %
Average | 1.722 x
Implied RDC Ownership | 33.6 %[1]



DCF Analysis[2] | Range of Exchange Ratios
Implied Offer Premium:
26 %
3 %
Offer: 2.215x
2.156 x
1.760 x
DCF / Share (RDC / ESV):
$ 20.38 / $ 11.58
$ 12.70 / $ 5.89

- Exchange ratio of 2.215x, while at-market as of Oct. 8, 2018, reflects a 29% premium to long-term average of 1.722x
- Discounted cash flow analysis implies exchange ratio range of 1.760x to 2.156x implying an offer premium range of 3% - 26%

Source: Bloomberg, public disclosure; market data as of October 05, 2018
Note: Implied ownership calculated utilizing fully diluted shares outstanding.
[1] Calculated using the historical average exchange ratio and the share count at announcement of transaction.
[2] Combined Company financial forecasts prepared by management of Rowan included in the joint proxy statement. Please read the joint proxy statement for important cautionary statements and risk factors regarding forecasts. These financial forecasts have not been updated since the time they were prepared prior to the signing of the Transaction Agreement, including to reflect recent events.

29

The Value of ARO Drilling has Been Clearly Illuminated to the Market

SAFE. RELIABLE. EFFICIENT.

Management Disclosure on ARO Drilling | Barclays Conference, 04-Sep-2018



The LJ-43 is purpose designed for highly efficient operations...and will provide an attractive return
ARO DRILLING
At the beginning of 2019 ARO Drilling will operate 16 rigs and have immediate earnings power
ARO DRILLING
ROWAN COMPANIES

Price Performance Post Barclays Conf. | 1-Day & Up to Ann.

RDC relative Performance:



3.6%
11.2%
RDC
Peers[1]
31.6 %
20.4 %
1.6 %
(2.0)%
1-Day
Up to Announcement

ARO Shareholder Agreement | Form 10-K for Fiscal Year 2016

- *All referenced mechanics under ARO Drilling Shareholder Agreement have been disclosed since February 28, 2017.*

Commentary on ARO Drilling | Barclays Conference, 04-Sep-2018

- *"The newbuilds, each of them get 16 years of contracts. The first 8 years shown...are in a fixed return, and...the final 8 years of the initial 16 years is again against the pricing index."*
- *"We've agreed the [newbuild] economics and basically the way this works is that we get a fixed return depending on the price of the asset. And so obviously, we are in -- very closely engaged with the shipyard right now. But if the unit price is $190 million, we would get $32 million of EBITDA per year for the first 8 years. And then if it was $240 million, we get $40 million of EBITDA per year for the first 8 years. And that is an important number, obviously, for the economics, and we think that as we are about -- we determined, as we are about to put an order in for these rigs that we would disclose what the arrangement is for these newbuilds."*
- *"We estimate, and this is Rowan management's estimation, it's not from ARO, it's not from Saudi Aramco, we estimate that the [ARO] EBITDA per year for 2019 and 2020 will be $160 million to $180 million."*

– Thomas Burke

Source: Public disclosure, Bloomberg
Note: Relative performance calculated against the average peer price performance.
[1] Peers include DO, ESV, NE and RIG.

30

Ensco Transaction Is Best Path Forward

SAFE. RELIABLE. EFFICIENT.

✓ Compelling strategic rationale

- Transaction creates premier offshore service provider well positioned to meet demand
- Significant fleet size, broad geographic presence and diverse customer base provide runway for growth
- Dedicated to advancing new technologies and solutions to differentiate services and drive performance at the well site

✓ Clear path to capturing upside potential

- Accretive to cash flow per share in first full year after closing, including estimated $150M in run-rate synergies
- Efficiencies will drive cost savings and greater upside as industry recovers

✓ Poised to succeed in any operating environment

- Enhanced liquidity provides greater financial flexibility to invest in long-term growth opportunities
- Increased scale, greater backlog of ~$2.6 billion (as of September 30, 2018) and enhanced diversification

✓ Board unanimously recommends Rowan shareholders vote FOR the Ensco transaction

- Result of exhaustive, multi-year process and extensive negotiations to maximize value
- On track to close transaction in the first half of 2019

31

Appendix

Combined Record of Safety & Operational Excellence

SAFE. RELIABLE. EFFICIENT.

Consistent Operational Results

Fleet-Wide Operational Effectiveness[1]



99 %
99 %
99 %
99 %
98 %
98 %
2016
2017
YTD 2018[2]
Ensco
Rowan

- Both Ensco and Rowan have achieved nearly 100% operational effectiveness for the past two-and-a-half years
- Shared focus on optimizing customers' well delivery through well planning, drilling performance and performance contracts

Clear Leader in Customer Satisfaction

Rowan or Ensco Ranked #1 in Total Satisfaction Among Offshore Drillers for 8 Consecutive Years



ENERGYPOINT RESEARCH INC
Rated 1st in
Total Satisfaction
OFFSHORE DRILLERS
Customer Satisfaction
2017
ENERGYPOINT RESEARCH INC
Rated 1st in
HSE
OFFSHORE DRILLERS
Customer Satisfaction
2017

Combined Won 14 of 18 Categories in 2017[3]

- Total Satisfaction
- Health, Safety & Environment
- Performance & Reliability
- Job Quality
- Ultra-Deepwater Wells
- Shelf Wells
- Deepwater Wells
- HPHT Wells
- Horizontal & Directional Wells
- Technology
- Special Applications
- North Sea
- Middle East & North Africa
- Sub-Saharan Africa

[1] ESV metrics show reported "Operational Utilization," RDC metrics reflect "Billed Uptime."
[2] YTD 2018 as of September 30, 2018.
[3] 2017 Oilfield Products & Services Customer Satisfaction Survey; Conducted by EnergyPoint Research, the annual survey is the industry benchmark for customer satisfaction in the global oilfield. Out of the above won categories, Rowan Companies won in HPHT wells and Middle East & North Africa, while Ensco won the other twelve categories listed.

33

34 Innovation to Differentiate Services & Lower Costs New Systems, Processes & Technology • Utilizing systems, processes and proprietary technology to improve safety and operational performance as well as lower repair and maintenance costs • Deploying new technologies and innovative solutions that differentiate services and drive operational integrity and performance at the well site Committed to Innovation

35 Robust Negotiation Process with Ensco Source: Joint proxy statement for the transaction 2015 - 2016 2018 Late 2015 - August 2016 Informal meetings between Dr. Burke and Dr. Carl Trowell March 23, 2018 Dinner Meeting in Houston following up on previous informal inquiry April 26, 2018 Ensco & Rowan enter into mutual confidentiality agreements May 9, 2018 Ensco and Rowan executed clean team addendums to the confidentiality agreement April 30, 2018 Dinner Meeting to review proposal April 27, 2018 Ensco sends Rowan non - binding proposal May 17, 2018 Telephonic meeting to discuss ARO May 18, 2018 Telephonic meeting to discuss operations and fleet May 23, 2018 Meeting in London to discuss strategic rationale May 29, 2018 • Rowan sends a response letter back to Ensco • Ensco retains Morgan Stanley June 5, 2018 Ensco sends Rowan a revised proposal and discuss shareholder feedback June 14, 2018 Lunch meeting to discuss the terms of the June 5 th revised proposal, the need for a consent from Saudi Aramco related to ARO Drilling and outstanding due diligence items June 18, 2018 Meeting in London to discuss terms of potential transaction including exchange ratio and rationale

36 Robust Negotiation Process with Ensco (Cont’d) 2018 June 29, 2018 Call to discuss terms on which Ensco Board would engage in a transaction August 24, 2018 Ensco sends letter to Rowan reiterating its interest in a potential combination, outlines proposed terms August 8, 2018 Call to discuss exchange ratio July 3, 2018 Call to discuss transaction August 28, 2018 Ensco delivers an additional nonbinding letter clarifying certain governance arrangements August 31, 2018 Rowan sends letter to Ensco in response September 7, 2018 Call to discuss strategic rationale of the transaction, exchange ratio, governance structure and executive management positions September 10, 2018 • Meeting in Texas to discuss proposed transaction • Draft transaction agreement exchanged September 15, 2018 Revised transaction agreement exchanged September 23, 2018 Series of calls to discuss transaction October 4, 2018 • Saudi Aramco subsidiary waives its option to purchase Rowan’s interest in ARO Drilling and consents to completion of transaction • Meeting to discuss outstanding items October 5, 2018 Meeting to discuss material outstanding issues including the exchange ratio and governance arrangements October 7, 2018 Meeting to discuss announcement October 8, 2018 Transaction Announced Source: Joint proxy statement for the transaction